Exhibit 99.1

Skyline Corporation 2520 By-Pass Road P.O. Box 743 Elkhart, Indiana 46515-0743 (574) 294-6521

Subject: PLANT OPENING	Approved by: JON S. PILARSKI

ELKHART, INDIANA — MAY 16, 2016

SKYLINE TO OPEN MANUFACTURING FACILITY IN ELKHART, INDIANA

Skyline Corporation, one of the nation’s oldest and most respected providers of manufactured housing, has announced that it is opening a factory in Elkhart, Indiana. The manufacturing facility in Elkhart will produce affordable housing solutions for communities in Indiana, Illinois, and Michigan. It is expected to commence manufacturing at the end of May.

“The opening of the Elkhart facility is in response to growing demand for our existing community partners,” stated Skyline President and Chief Executive Officer Rich Florea. “The Elkhart plant will enable us to more efficiently and effectively deliver our Skyline Quality and Service to our customers in Indiana, Illinois and Michigan.”

Skyline Corporation is celebrating its 65th year in business and has manufacturing facilities in Indiana, Pennsylvania, Ohio, Florida, Wisconsin, Kansas, Texas, California, and Oregon.